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                                                                    EXHIBIT 99.2


NEWS RELEASE


              SONUS ANNOUNCES EMEA COMMITTEE WILL REVIEW ECHOGEN(R)
                     EMULSION MEDICAL MARKETING APPLICATION

      COMPANY ALSO ANNOUNCES MEETING WITH FDA TO DISCUSS RECENT REQUEST FOR
           MORE INFORMATION REGARDING ECHOGEN(R) NEW DRUG APPLICATION


BOTHELL, WASH., March 16, 1998 --SONUS Pharmaceuticals, Inc. (Nasdaq-NNM: SNUS), today announced that it has been notified that the Committee for Proprietary Medicinal Products (CPMP) is scheduled to review the EchoGen(R) Emulsion Medical Marketing Application (MMA) at its March meeting later this month. The CPMP is the review arm of the European Medicines Evaluation Agency (EMEA). The committee makes recommendations to the EMEA which typically accepts and ratifies the committee's opinions. EchoGen(R) is the Company's proprietary ultrasound contrast agent being investigated for use in cardiology and radiology applications.

"We are looking forward to this meeting of the CPMP," said Steven C. Quay, M.D., Ph.D, president and CEO of SONUS. "The opinion by the CPMP is the next step toward a Marketing Authorization by the European Commission (EC) which covers the 15 nations of the European Union, including the United Kingdom, Ireland, France, Germany, Italy, Spain, Portugal, Sweden, Finland, Denmark, Belgium, Luxembourg, the Netherlands, Greece and Austria."

The Company also announced that a meeting has been scheduled with the U.S. Food and Drug Administration (FDA) on April 27, 1998. The purpose of this meeting is to discuss the FDA's recent notification requiring additional information regarding the New Drug Application (NDA) for EchoGen(R). While SONUS continues to prepare the information to be submitted in response to the FDA's request, the Company is unable to predict the timing of such a submission until this meeting has taken place.

EchoGen(R) ultrasound contrast agent is a fluorocarbon-based liquid emulsion that turns into a gas microbubble upon syringe activation and injection into the body (a process known as PhaseShift(TM) technology). EchoGen(R) microbubbles travel in the blood stream and enhance the reflected ultrasound signal of the blood resulting in improved ultrasound images.



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SONUS PHARMACEUTICALS, INC. - ANNOUNCES CPMP MEETING
MARCH 16, 1998
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SONUS Pharmaceuticals, Inc., based in Bothell, Wash., is engaged in the research and development of ultrasound contrast agents and drug delivery systems based on its proprietary PhaseShift(TM) and fluorocarbon technology. The Company's products are being investigated to improve the diagnosis and treatment of heart disease, cancer and other debilitating conditions.

Contact:       Investors                           Media
               Gregory Sessler                     Kelly Ford
               SONUS Pharmaceuticals, Inc.         SONUS Pharmaceuticals, Inc.
               (425) 487-9500                      (425) 487-9500

Certain of the statements made in this news release are forward looking such as those relating to the regulatory approval of EchoGen(R). As discussed in SONUS' annual report on Form 10-K filed March 19, 1997, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: EchoGen(R) will require final regulatory approval, which approval is subject to certain regulatory requirements and could be lengthy; and market acceptance of EchoGen(R) will depend on a number of factors, including safety, efficacy, ease of administration and the presence of competitive imaging products or technologies. There can be no assurance that the EC or FDA will approve EchoGen(R).

NOTE: SONUS Pharmaceuticals' press releases are available via PR Newswires' Company News on Call service. To receive previous SONUS press releases via fax, dial 1-800-758-5804, ext. 108377. SONUS releases also can be accessed on the Internet at http://prnewswire.com. Additional information about SONUS can be accessed at the SONUS Home Page, http://www.sonuspharma.com.

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